UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

SEALAND NATURAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-170779	45-2416474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. LIBERTY ST. #880

RENO, NEVADA 89501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 530-8665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 6, 2104, Sealand Natural Resources Inc. (the “Company”) concluded that certain previously filed financial statements of the Company did not properly account for previously unrecognized receivables collected, general operating expenses incurred, and additional sales in our Denmark account.

On January 6, 2014, based on the recommendation of management and after discussions with the Company’s current independent accountant, Thomas J. Harris CPA , the Company’s Board of Directors determined that the financial statements included in its Quarterly Report on Form 10-Q for the period ended August 31, 2013 should no longer be relied upon.  In addition, any press releases containing financial information for such periods should not be relied upon.

The Company expects to restate its financial statements for the period ended August 31, 2013. The Company is working diligently to prepare and file restated unaudited interim financial statements for the period ended August 31, 2013, in a Quarterly Report on Form 10-Q/A.  The Company believes that these restated filings will contain disclosures that are adequate and appropriate to restate the relevant financial information for the accounting errors noted with respect to previous reporting period.

As stated above, the Company has informed Thomas J. Harris, CPA, the Company's independent registered public accounting firm, of the matters disclosed in this filing, and has included as an exhibit to this Form 8-K filing the acknowledgement of Thomas J. Harris, CPA.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

7.1	Letter, dated January 7, 2014, from Thomas J. Harris, CPA to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sealand Natural Resources Inc.

Date: January 10, 2014	By:	/s/ Lars Poulsen
Lars Poulsen
President and Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)

Date: January 10, 2014	By:	/s/ Steve Matteson
Steve Matteson
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)